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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Filings No. 33-29658, 33-36430, 33-59733 and 33-95827)
of Cash America International, Inc. of our report dated January 25, 2002 relating to the financial statements of Cash America International, Inc., which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated January 25, 2002 relating to the financial statement schedule, which appears in this Form 10-K.



PricewaterhouseCoopers LLP

Fort Worth, Texas
March 27, 2002